Exhibit 13.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. §1350)

The certification set forth below is being submitted in connection with the annual report of Pernod Ricard (the "Company) on Form 20-F for the year ended June 30, 2006, filed with the Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Patrick Ricard, the Chairman and Chief Executive Officer of the Company and Emmanuel Babeau, the Deputy Managing Director in charge of Finance of the Company, each certify that, to the best of his knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the report.

Date: December 20, 2006	By:	/s/ Patrick Ricard
Name: Patrick Ricard
	Title:	Chairman and Chief Executive Officer

Date: December 20, 2006	By:	/s/ Emmanuel Babeau
Name: Emmanuel Babeau
	Title:	Deputy Managing Director in charge of Finance